                                                                    EXHIBIT 99.2

                              SANMINA CORPORATION

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                   BALANCE AT                               BALANCE AT
                                                  BEGINNING OF    CHARGED TO    CHARGES       END OF
                                                     PERIOD       OPERATIONS    UTILIZED      PERIOD
                                                  ------------    ----------    --------    ----------
Allowance for Doubtful Accounts
  Fiscal year ended September 30, 1998..........    $ 6,445        $ 2,822      $ 1,344      $ 7,923
  Fiscal year ended October 2, 1999.............      7,923          5,388        2,371       10,940
  Fiscal year ended September 30, 2000..........     10,940         20,595        3,703       27,832
Plant closing, relocation, merger and
  restructuring Reserve
  Fiscal year ended September 30, 1998..........    $    --        $ 8,481      $ 7,025      $ 1,456
  Fiscal year ended October 2, 1999.............      1,456         35,444       24,611       12,289
  Fiscal year ended September 30, 2000..........     12,289         47,201       42,568       16,922

                                        63